Exhibit 10.4

ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into this September 6, 2011 (the “Effective Date”), by and among Medtronic, Inc., a Minnesota corporation (“Medtronic”), Medtronic VidaMed, Inc., a Delaware corporation and wholly-owned subsidiary of Medtronic (“VidaMed”), and Urologix, Inc., a Minnesota corporation (“Urologix”). Medtronic and VidaMed (collectively referred to herein as “Medtronic”) and Urologix may each be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS:

          A.          The Parties are entering into a License Agreement of even date herewith (the “License Agreement”) and certain Sublicense Agreements of even date herewith under which Medtronic is granting to Urologix licenses and sublicenses to certain intellectual property rights to manufacture, market and distribute the Products in the Field of Use pursuant to the terms and conditions of the License Agreement and Sublicense Agreements, as applicable;

          B.          In order to facilitate the transition of the Prostiva Business to Urologix, Medtronic desires to sell to Urologix, and Urologix desires to purchase from Medtronic, certain tangible assets of Medtronic used in the Prostiva Business pursuant to the terms and conditions of this Agreement;

          C.          In addition, the Parties are simultaneously entering into a Transition Services and Supply Agreement (“TSSA”) and an Acquisition Option Agreement, subject to the terms and conditions set forth therein.

          D.          Terms used herein and not otherwise defined have the meaning given such term in the License Agreement.

          NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

PURCHASE OF ASSETS

          1.1)     Purchase Price. Subject to the conditions set forth herein, Medtronic shall sell to Urologix and Urologix shall purchase from Medtronic the Assets (as defined below) for an aggregate purchase price of $147,000 (the “Purchase Price”), payable on the later of (i) the twelve (12) month anniversary of the Effective Date, or (ii) the Closing Date, by wire transfer to a bank account designated by Medtronic.

          1.2)     Assets. Upon the terms and subject to the conditions set forth in this Agreement, at Closing, Medtronic agrees to assign, sell, transfer, convey, and deliver to Urologix, and Urologix agrees to purchase and assume from Medtronic, the assets described on Exhibit A (the “Assets”).

          1.3)     Excluded Assets. Urologix and Medtronic agree that no other assets (whether related to the Prostiva Business or otherwise) are being sold by Medtronic to Urologix hereunder.

          1.4)     Assumption of Liabilities. In connection with the acquisition of the Assets, Urologix shall not assume any debt, expense, liability, contract or obligation related to Medtronic’s ownership of the Assets prior to the Closing Date. All expenses, liabilities and obligations related to the ownership of the Assets arising on or after the Closing Date are assumed by and shall be the responsibility of Urologix. For the avoidance of doubt, Urologix acknowledges and agrees that all fees, costs and expenses related to the transportation of the Assets following the Closing shall be the responsibility of, and paid by, Urologix.

ARTICLE 2

CLOSING

          2.1)     Closing. The consummation of the transaction contemplated by this Agreement (the “Closing”) shall take place as soon as practicable after the date upon which US Regulatory Transfer (as defined in the TSSA) occurs (the “Closing Date”), at such location as the Parties may agree.

          2.2)     Termination. In the event the License Agreement is terminated prior to the Closing, this Agreement will automatically terminate.

ARTICLE 3

LIMITED REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

          3.1)     Representations and Warranties of VidaMed and Medtronic. VidaMed and Medtronic, jointly and severally, represent and warrant to Urologix that the following representations and warranties are true and correct as of the Effective Date and shall be true and correct as of the Closing Date: (a) Medtronic and VidaMed own all of the Assets free and clear of all liens, security interests, call restrictions, options, charges, claims, commitments or encumbrances whatsoever; and (b) Medtronic and VidaMed have all requisite corporate power and authority to transfer the Assets on the Closing without requiring the consent or approval of any other person.

          3.2)     Representations and Warranties of Urologix. Urologix represents and warrants to Medtronic and VidaMed that the following representation and warranty is true and correct as of the Effective Date and shall be true and correct as of the Closing Date: Urologix has all requisite corporate power and authority to accept the Assets and to pay the Purchase Price on the Closing without requiring the consent or approval of any other person.

              3.3)     DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 3, MEDTRONIC AND VIDAMED DO NOT MAKE ANY REPRESENTATION OR GRANT ANY WARRANTY, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND MEDTRONIC SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR ANY WARRANTY RELATED TO INTELLECTUAL PROPERTY, WITH RESPECT TO THE ASSETS.

3.4) Indemnification.

          (a)          Medtronic shall indemnify Urologix, and any other Urologix Indemnitees, and defend and save each of them harmless, from and against any and Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of the breach by Medtronic of any representation or warranty made under this Agreement.

          (b)          Urologix shall indemnify Medtronic, and any other Medtronic Indemnitees, and defend and save each of them harmless, from and against any and Losses in connection with any and all Third Party Claims to the extent arising from or occurring as a result of the breach by Urologix of any representation or warranty made under this Agreement.

(c) Other than the equitable relief described in Section 4.12 hereof, indemnification pursuant to this Article 3 shall be a party’s sole remedy for Third Party Claims arising hereunder.

          (d)          With respect to any Third Party Claim for which both parties have an obligation to indemnify the other pursuant to this Article 3, the provisions set forth in Section 8.3 of the License Agreement (Contribution) shall be incorporated herein by reference and shall apply.

          (e)          The procedures for indemnification set forth in Section 8.4 of the License Agreement (Procedure of Indemnification) shall be incorporated herein by reference and shall apply to any indemnification claims under this Article 3.

          (f)          All claims arising under Article 3 of this Agreement, including but not limited to, direct claims and indemnification for Third Party Claims, are subject to the exclusions and limitations set forth in Section 8.6 of the License Agreement and shall be incorporated herein by reference; provided, however, that claims for a breach of the representations and warranties contained herein shall be subject to the limitations of Section 8.6.2 of the License Agreement, and the time limit for making a claim under Section 8.6.3 shall be twelve (12) months after the Closing Date.

ARTICLE 4

MISCELLANEOUS

          4.1)     Further Assurances. On or after the date hereof, including after the Acquisition Closing, upon request by any other party, Urologix, VidaMed, and Medtronic will execute,

acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably required or necessary in order to carry out the intent of this Agreement. Without limiting the foregoing, Medtronic and VidaMed will provide direction and authorization letters to third parties as necessary to confirm Urologix’ authorized use prior to the Closing.

          4.2)     Complete Agreement. The Exhibits to this Agreement shall be construed as an integral part of this Agreement to the same extent as if they had been set forth verbatim herein. This Agreement and Exhibits hereto, constitute the entire agreement between the parties hereto with respect to the subject matters hereof and thereof and supersede all prior agreements whether written or oral relating hereto.

          4.3)     Waiver, Discharge, Amendment, Etc. The failure of any party hereto to enforce at any time any of the provisions of this Agreement, despite a failure of any condition to such party’s closing obligations to occur, shall not, absent an express written waiver signed by the party making such waiver specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of the party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. This Agreement may be amended by Medtronic and Urologix. Any amendment to this Agreement shall be in writing and signed by Medtronic and Urologix.

          4.4)     Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by fax (receipt confirmed) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Medtronic or VidaMed to:

Medtronic, Inc.
World Headquarters
710 Medtronic Parkway
Minneapolis, Minnesota 55432-5604

with separate copies thereof addressed to:

Attention: Vice President, Corporate Development
Facsimile: (763) 505-2545

and to:

Attention: Senior Vice President, General Counsel and Secretary
Facsimile: (763) 572-5459

with separate copies thereof addressed to:

if to Urologix to:

Urologix, Inc.
14405 21st Avenue North
Minneapolis, MN 55447
Attention: Greg Fluet
FAX (763) 475-1443

with copy to:

Lindquist & Vennum P.L.L.P.
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Attention: Charles P. Moorse, Esq.
Barbara Rummel, Esq.
FAX (612) 371-3207

          Any party may change the above specified recipient and/or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by fax) or on the day shown on the return receipt (if delivered by mail or delivery service).

          4.5)     Public Announcement. Neither Party will, and the Parties will not permit any of their respective Affiliates, representatives or advisors to, issue or cause the publication of any press release, or announcements to customers or vendors of such Party or other third parties, related to the transactions contemplated by this Agreement or any of the Related Agreements, without the prior written consent of the other Party, provided that either Party may issue a press release or make a filing required under the rules and regulations of the Securities and Exchange Commission as it deems necessary in its discretion so long as it provides the other Party an opportunity to review and comment on the proposed disclosure and seeks confidential treatment to the extent permitted by the SEC.

          4.6)     Expenses. Medtronic, VidaMed and Urologix shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

          4.7)     Governing Law. The formation, legality, validity, enforceability and interpretation of this Agreement shall be governed by the laws of the State of Minnesota, without giving effect to the principles of conflict of laws.

          4.8)     Assignment; Change of Control. For purposes of this Section 4.8 only, Medtronic and VidaMed shall be collectively referred to as one Party, and Urologix shall be referred to as a Party. This Agreement will be binding upon and will inure to the benefit of each Party and each Party’s respective transferees, successors and assigns. Neither Party shall assign or transfer this Agreement to a third party without the prior written consent of the other Party as applicable. Notwithstanding the foregoing, neither Party shall be required to obtain the prior written consent of the other Party in the event of a Change in Control of such Party, provided that the acquiror(s) assumes the acquired Party’s obligations hereunder after such Change of Control. For the purposes of this paragraph, “Change in Control” means (a) a merger or consolidation of Urologix, on the one hand, or of Medtronic, Inc. or of Medtronic’s Neuromodulation Business Unit, on the other hand, (b) a transaction or series of related transactions in which a third party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of Urologix, on the one hand, or of Medtronic, Inc. or of Medtronic’s Neuromodulation Business Unit, on the other hand, or (c) the sale of all or substantially all of the assets of Urologix, on the one hand, or of Medtronic’s Neuromodulation Business Unit on the other hand. Any attempted assignment in contravention of this Section 4.8 will be null and void.

          4.9)     Titles and Headings; Construction. The titles and headings to the Articles and Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.

          4.10)     Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          4.11)     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

          4.12)     Remedies. The Parties agree that each Party has the right to seek equitable remedies, including specific performance and enforcement of this Agreement by injunction issued against the other Party, it being understood that both damages and equitable remedies will be proper modes of relief and are not to be considered as alternative remedies.

[signature page follows]

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Asset Purchase Agreement to be executed, in the manner appropriate to each, as of the Effective Date.

MEDTRONIC, INC.		UROLOGIX, INC.

By:	/s/ Thomas M. Tefft	By:	/s/ Stryker Warren Jr.

	Name: Thomas M. Tefft		Name: Stryker Warren Jr.,

	Title: Senior Vice President & President, Neuromodulation		Title: Chief Executive Officer

MEDTRONIC VIDAMED, INC.

By:	/s/ Thomas M. Tefft

Name: Thomas M. Tefft

Title: President

[The following exhibit is omitted from the copy of this agreement as filed with the Securities and Exchange Commission, but will be furnished supplementally by Urologix, Inc. to the Commission upon request:

Exhibit A – Assets

Exhibit A lists tangible embodiments of certain intellectual property and certain equipment, tooling and fixtures required for the manufacture of Prostiva products.]